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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8 - K

                                 CURRENT REPORT


             Current Report Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2000
                                                 --------------


                                   Ablest Inc.
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               (Exact name of registrant as specified in charter)


    Delaware                            0-7907                 65-0978462
-----------------                   ------------              -------------
(State or other                     (Commission               (IRS Employer
jurisdiction of                     File Number)            Identification No.)
incorporation)

810 North Belcher Road, Clearwater, Florida                   33765
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code  (727) 461-5656
                                                   ---------------

C.H. Heist Corp.
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(Former name or former address, if changed since last report)



                                Exhibit Index: 2


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Item 2:           Acquisition or Disposition of Assets
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On March 13, 2000, the Company completed its sale of the C.H. Heist Corp.
industrial maintenance businesses. Onyx Industrial Services, Inc. purchased substantially all of the Company's U.S. and Canadian industrial operations, as well as the "C.H. Heist" name. The total sales price, determined through arms-length negotiations, was $19.7 million in cash and approximately $2.6 million in assumed liabilities. Proceeds from the sale will be used primarily to pay down long-term debt and provide working capital for continuing staffing operations.





Item 5:           Other Events
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                  On March 13, 2000 the Company reincorporated in Delaware as
                  Ablest Inc.




Item 7:           Financial Statements, Pro Forma Information and Exhibits
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(a), (b)          Separate pro forma statements for the Company were not
                  available at the time of this filing and will be filed under cover of Form 8-K within 60 days.

(c)               Exhibits

                  2.1 Agreement and Plan of Merger between C. H. Heist Corp. and Ablest Inc. dated February 4, 2000

                  10.1 Asset Sale and Purchase Agreement between C. H. Heist
                       Corp. and Onyx Industrial Services Dated January 21, 2000


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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:   March 22, 2000
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                                          Ablest Inc.
                                          -----------
                                          (Registrant)





                                          /S/ Mark P. Kashmanian
                                          ----------------------
                                          Mark P. Kashmanian
                                          Treasurer, Chief Accounting Officer



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